Exhibit 3.01

The undersigned, being the Secretary of North American Gold & Minerals Fund., a Nevada Corporation (the "Corporation"), does hereby certify that these Amended and Restated Articles of Incorporation correctly set forth the Articles of Incorporation of North American Gold & Minerals Fund as adopted by consent of shareholders holding not less than a majority of all outstanding shares of the Corporation, voting together and not by class, by the vote of 306,000,000 shares of the Corporation's Common Stock in favor thereof. The Articles of Incorporation of the Corporation, as heretofore amended, are hereby amended and restated in their entirety as follows:

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       NORTH AMERICAN GOLD & MINERALS FUND

                                ARTICLE I - NAME

     The name of the corporation is:

                      NORTH AMERICAN GOLD & MINERAL S FUND

                 ARTICLE II - REGISTERED OFFICE; RESIDENT AGENT

     2.1 The location of the registered office of this corporation within the State of Nevada is 711 S. Carson St. Suite 4, Carson City, Nevada 89701; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

     2.2 The Resident Agent for the corporation shall be Resident Agents of Nevada, Inc., 711 S. Carson St. Suite 4, Carson City, Nevada 89701.

                              ARTICLE III - PURPOSE

     The purpose for which this corporation is formed is: to engage in any lawful activity, including, without limitation, operating as a mining company.

                   ARTICLE IV - AUTHORIZATION OF CAPITAL STOCK

     4.1 The stock of this corporation shall be divided into two classes, consisting of Four Hundred Fifty Million (450,000,000) shares of Common Stock, which shall be entitled to voting power, and One Billion (1,000,000,000) shares of Preferred Stock. Each share of Common Stock shall have a par value of $0.001, and each share of Preferred Stock shall have a par value of $.0001.

     4.2 The shares of Preferred Stock may be issued and reissued from time to time in one or more series. The Board of Directors hereby is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including, without limitation, sinking fund provisions and the redemption price or prices), the liquidation preferences, and any other rights, preferences, privileges, attributes or other matters with respect to any wholly unissued series of Preferred Stock, including the authority (a) to determine the number of shares constituting any such series and the designation thereof; and (b) to increase the number of shares of any series at any time. In case the outstanding shares of any series shall be reacquired or shall not be issued, such shares may be designated or re-designated and altered, and issued or reissued, hereunder, by action of the Board of Directors. The Board of Directors also shall have such other authority with respect to shares of Preferred Stock that may be reserved to the Board of Directors by law.

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                         ARTICLE V - BOARD OF DIRECTORS

     5.1 The business and affairs of this corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or these Articles of Incorporation directed or required to be exercised or done by the shareholders.

     5.2 The Board of Directors may change the number of directors from time to time and may fill any vacancies in the Board of Directors, however created, provided that there shall be no less than one (1) nor more than nine (9) directors voting together and not by class.

     5.3 The Board of Directors shall not be classified. Any director elected or appointed after the effective time of this Article V shall serve for a term expiring at the next annual meeting or until their earlier resignation, death or removal. Each director elected or appointed prior to the effectiveness of this
Article V shall serve for the full term for which she or he was elected or appointed, and any director elected or appointed to fill a vacancy created by the resignation, death or removal of such director during such term shall serve the remainder of such term. Regardless of their remaining term, directors shall not be entitled to vote as a class on any matter being voted on by the Board. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

                        ARTICLE VI - STOCK NON-ASSESSABLE

     The capital stock, or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

                         ARTICLE VII - TERM OF EXISTENCE

     The corporation shall have perpetual existence.

                       ARTICLE VIII - NO CUMULATIVE VOTING

     No cumulative voting shall be permitted in the election of directors.

                        ARTICLE IX - NO PREEMPTIVE RIGHTS

     Shareholders shall not be entitled to preemptive rights.

                          ARTICLE X - LIMITED LIABILITY

     No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer's or director's duty of loyalty to the Corporation or its Stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

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                          ARTICLE XI - INDEMNIFICATION

     10.1 Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under the Section or otherwise.

     10.2 If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     10.3 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     10.4 The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise

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against any expense,  liability or loss,  whether or not the  Corporation  would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

     10.5 The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this article with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.


Effective: June 17, 2010                 NORTH AMERICAN GOLD & MINERALS FUND


                                         By: /s/ Ronald Yadin Lowenthal
                                            ------------------------------------
                                            Secretary